SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2003

Date of Filing: May 15, 2003

Lynx Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22570	94-3161073
(Commission File No.)	(IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Item 9. Regulation FD Disclosure

The information contained herein and in the accompanying exhibit is being furnished under both Item 9 and Item 12.

On May 15, 2003, Lynx Therapeutics, Inc. issued a press release announcing financial results for the quarter ended March 31, 2003. A copy of such press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Lynx Therapeutics, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report, including the exhibit hereto, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished by Regulation FD or that the information or exhibit in this report contains material information that is not otherwise publicly available.

Item 12. Results of Operations and Financial Condition

The information contained in Item 9, including the accompanying exhibit, is incorporated by reference and is being furnished under both Item 9 and Item 12.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LYNX THERAPEUTICS, INC.

Dated: May 15, 2003	By:	/s/ Edward C. Albini

Edward C. Albini
Chief Financial Officer
(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

99.1	Press release entitled “Lynx Announces its Financial Results for First Quarter 2003,” dated May 15, 2003.